Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 15, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in RDA Microelectronics, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2012.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, the People’s Republic of China

March 26, 2013